Exhibit A

We, the undersigned, hereby express our agreement that the attached Schedule 13G Amendment No. 6 is filed on behalf of each of us.

CORTOPASSI PARTNERS, L.P.
By: San Tomo, Inc., General Partner

/s/ Brady Whitlow
Brady Whitlow, President
Date: November 26, 2024

JAC TRUST

/s/ Katherine Whitlow
Katherine Whitlow, Trustee
Date: November 26, 2024